SCHEDULE A

VALUED ADVISERS TRUST

PORTFOLIOS AND CLASSES THEREOF

As amended on July 23, 2013

PORTFOLIO/CLASSES

Golub Group Equity Fund

TEAM Asset Strategy Fund

LS Opportunity Fund

Geier Strategic Total Return Fund

Cloud Capital Strategic Large Cap Fund

Cloud Capital Strategic Mid Cap Fund

Angel Oak Multi-Strategy Income Fund

Longview Global Allocation Fund

Green Owl Intrinsic Value Fund

Granite Value Fund

BRC Large Cap Focus Equity Fund

MCM All-Cap Growth Fund

Dreman Contrarian Small Cap Value Fund

Sound Mind Investing Fund

Sound Mind Investing Balanced Fund

Sound Mind Investing Dynamic Allocation Fund

BFS Equity Fund

Dana Large Cap Equity Fund